Exhibit 10.2

ASPEN NEUROSCIENCE, INC.

NOTICE OF GRANT OF STOCK OPTION

The Participant has been granted an option (the “Option”) to purchase shares of Stock of Aspen Neuroscience, Inc. pursuant to the Aspen Neuroscience, Inc. 2018 Stock Plan (the “Plan”), as follows:

Participant:
Date of Grant:
Number of Option Shares:		, subject to adjustment as provided by the Option Agreement.
Exercise Price:	US$
Initial Vesting Date:	The date one (1) year after [vesting commencement date]
Option Expiration Date:	The date [ten (10)] [five (5)] years after the Date of Grant
US Tax Status of Option:	Nonstatutory Stock Option.
Vested Shares:

Except as provided in the Stock Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
	Prior to Initial Vesting Date	0
	On Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	1/4
Plus
	For each additional full month of the Participant’s continuous Service from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/48

The Exercise Price represents an amount the Company believes to be no less than the fair market value of a share of Stock as of the Date of Grant, determined in good faith in compliance with the requirements of Section 409A of the Code (“Section 409A”). However, there is no guarantee that the Internal Revenue Service will agree with the Company’s determination. A subsequent IRS determination that the Exercise Price is less than such fair market value could result in adverse tax consequences to the Participant. By signing below, the Participant agrees that the Company, its directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS. The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the Option, including the application of Section 409A.

By their signatures below, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Stock Option Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

ASPEN NEUROSCIENCE, INC.	PARTICIPANT

By:
Signature
Its:	Date:

Address:	Address:

ATTACHMENTS:	2018 Stock Plan, as amended to the Date of Grant; Stock Option Agreement and Exercise Notice